UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

  March 1, 2019
Date of Report (Date of earliest event reported)

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia
(Address of principal executive offices)

30024
 (Zip Code)

(770) 419-7525
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2019, SANUWAVE Health, Inc. (the “Company”) amended the expiration date of the Class N Warrants and Class O Warrants (the “Warrant Extension”), from March 17, 2019, to June 28, 2019, to be effective on March 1, 2019. The Company sent a letter to the holders of the Class N Warrants and Class O Warrants regarding the Warrant Extension on March 14, 2019 (the “Warrant Extension Letter”). Certain of the Class O Warrants are held by Kevin Richardson, John Nemelka, Alan Rubino, Michael Stolarski, and Maj-Britt Kaltoft, all of whom are members of our Board of Directors. Certain of the Class O Warrants are held by Lisa Sundstrom, Controller and Chief Financial Officer of the Company.

The foregoing is only a brief description of the Warrant Extension Letter, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Warrant Extension Letter taken together with the form of Class N Warrant and form of Class O Warrant. The form of the Class N Warrant is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2017, the form of the Class O Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K filed and the Warrant Extension Letter is filed as Exhibit 4.2 to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.          Description

4.1
Form of Class O Warrant.

4.2
Letter to Class N Warrant holders and Class O Warrant holders, dated March 14, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: March 15, 2019	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Controller and Chief Financial Officer